                                                                    EXHIBIT 23.3
                                                                    ------------


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Incyte Genomics, Inc. of our report dated March 16, 2000, except as to Note 11, which is as of December 28, 2000 relating to the financial statements of Proteome, Inc., which appears in the Current Report on Form 8-K/A of Incyte Genomics, Inc. filed on February 5, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 14, 2001